                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of November 26, 1996, by and between EPOCH PHARMACEUTICALS, INC., a Delaware corporation, ("Seller") and Saigene Corporation, a Delaware corporation ("Purchaser").

         This Agreement is entered into with reference to the following facts:

         A. Seller has been engaged in the business (the "Business") of developing diagnostic products based on biotechnology principles (the "Technology").

         B. Seller and Purchaser have negotiated for the sale and purchase of certain of the assets of Seller related to Technology pursuant to the terms and conditions hereof.

         C. Purchaser desires to acquire from Seller, and Seller desires to sell to Purchaser, the Assets (as defined below) under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.       PURCHASE AND SALE OF ASSETS.

         1.1 Sale of Assets. Subject to the provisions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, at the Closing (as defined below), all right, title and interest of Seller in and to the following, and only the following, assets, properties and rights of Seller used in the Business (collectively, "Assets"):

              (a) The machinery, equipment, tools, and other tangible personal properties and assets of Seller used in the Business specifically listed on
Schedule 1.1(a) (the "Equipment");

              (b) The patents, patent applications, process specifications, drawings, documentation relating to the Technology; all as specifically listed on Schedule 1.1(b);

              (c)  All rights relating to the government grants described in
Schedule 1.1(c);

              (d) All rights relating to the contracts described in Schedule 1.1(d); and

              (e)  All rights relating to licenses described in Schedule 1.1(e).

         Except for the warranties set forth specifically herein, Seller makes no representation or warranties as to the Technology or any of the Assets to be transferred hereunder, and Purchaser acknowledges that the Assets will be transferred hereunder on an "as-is" basis. SELLER DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE.

         1.2  Purchase Price and Manner of Payment; Allocation.

              (a) Purchase Price. The total purchase price for the Assets shall be $1,100,000, payable as follows:

                   (i) Purchaser shall deliver to Seller a cashiers check in the amount of $50,000 (the "Initial Cash Portion").

                   (ii) Purchaser shall execute and deliver to Seller a Secured Promissory Note in the principal amount of $1,050,000, in substantially the form of Exhibit "A" hereto (the "Note").

                   (iii) Purchaser shall execute and deliver to Seller a Security Agreement in substantially the form of Exhibit "C" hereto evidencing Seller's first priority security interest in the Assets (the "Security Agreement"), and a UCC-1 Financing Statement evidencing the security interest in the Assets.

         The Purchase Price shall be allocated among the Assets as set forth on
Schedule 1.2(a) attached hereto. Seller and Purchaser each agree that it will not take a position on any income tax return, before any governmental agency, or in any judicial proceeding that is in any way inconsistent with this Section 1.2. Purchaser shall be responsible for all sales taxes, to the extent applicable.

2. CLOSING. The Closing of the purchase and sale provided for in this Agreement (the "Closing") shall be held at the offices of Seller in Bothell, Washington at 10:00 a.m. on November 26, 1996 (the "Closing Date"), or at such location, time, or date as the parties shall mutually agree upon. In the event the Closing Date is delayed notwithstanding the best efforts of the parties as a result of any circumstance beyond the reasonable control of the parties or as a result of legitimate business reasons, the Closing Date shall be reasonably extended, but in no event beyond November 29, 1996.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. Seller hereby represents and warrants as follows:

         3.1 Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware with full power and authority to sell the Assets.

         3.2 Authority. Seller has full power and authority to enter into this Agreement and the documents and other agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby. All necessary corporate action has been taken by Seller to authorize the execution, delivery, performance of this Agreement and each of the documents and other agreements contemplated hereby to be executed by Seller, and each of this Agreement and such documents and other agreements is the valid and binding obligation of Seller.

         3.3 Title to Assets. Except as specifically disclosed in Schedule 3.3 attached hereto, Seller has good and marketable title, legal and equitable, to the Assets. As of the Closing, none of the Assets shall be subject to any mortgage, pledge, lien, litigation, conditional sales agreement, security interest, encumbrance, tax liability or other charge.

         3.4 Consents. Except as set forth on Schedule 3.4, no consents of third parties are required for the sale, conveyance, assignment, and transfer from Seller to Purchaser of all Seller's right, title and interest in and to any of the Assets.


4.       ADDITIONAL AGREEMENTS.

         4.1 Negative Covenants. Between the date hereof and the Closing Date, Seller will not, without the prior written consent of Purchaser:

              (a) sell, assign, lease or otherwise transfer or dispose of any of the Assets;

              (b) take any action which would cause any of the representations and warranties set forth in Section 3 to be untrue in any material respect at the Closing Date; or

              (c)  subject any of Assets to any lien, charge, or encumbrance.

         4.2 Access to Operations. Between the date hereof and the Closing Date, Seller will permit Purchaser and its authorized representatives to inspect the Assets during normal business hours as Purchaser may reasonably request.

         4.3 Facilities Lease. Purchaser and Seller shall enter into a Facilities Lease and Administrative Support Contract (the "Facilities Lease") in substantially the form attached hereto as Exhibit "D", whereby Seller shall grant to Purchaser a non-exclusive right to enter and use portions of Seller's premises, for a period of thirty (30) days following an IPO by Saigene or April 1, 1997, whichever comes first, commencing on October 1, 1996, for a monthly fee of $6,000 for the first three months and $9,760 thereafter (the"Facility Fee"). Purchaser agrees to accrue for the first three months $3,760 per month payable to the Seller thirty (30) days following an IPO by Saigene or April 1, 1997 which ever comes first. There shall be a proration of the Facility Fee for the month of September in the amount of $2,000.

         4.4 Purchaser Operating Expenses. On or before December 15, 1996, Purchaser shall reimburse Seller for operating expenses of Purchaser paid by Seller as listed on Schedule 4.5, which, as of the date hereof, amount to $40,088. To the extent that there are additional expenses authorized by Purchaser beyond the amount stated herein, which have been incurred by Seller on Purchaser's behalf, Purchaser agrees to reimburse Seller said additional amounts on or before December 15, 1996.

         4.5 Cooperation with Respect to Government Grants. Seller agrees to reasonably cooperate with Purchaser in connection with the transfer of any and all government grants relating to the Business and/or the Technology from Seller to Purchaser, including the execution of such documents as may be reasonably necessary, in the opinion of Purchaser, to effect the transfer of such grants.

         4.6 Confidentiality of Information. Seller agrees to regard and preserve as confidential all information relating or pertaining to the Business, the Technology, all projects, products, customers, trade secrets, confidential information (including business and financial information) or unpublished know-how, whether patented or unpatented, and to all activities of Seller relating to the Business and Technology, and not to publish or disclose any part of such information to others or use the same for its own purposes or the purposes of others. Any information of Seller relating to the Business and Technology which is not readily available to the public shall be considered by Seller to be confidential information and therefore within the scope of this Agreement, unless Purchaser advises Seller otherwise in writing.

         4.7 Non-Competition. Seller agrees that, for a period of three years immediately following the Closing, Seller will not interfere with the activities of Purchaser in connection with the Business and Technology in any manner. Particularly, but without limitation, Seller agrees to refrain from the following acts, commencing with the date of this agreement:

              (a) initiating contact with any employee, consultant or other independent contract of Purchaser for the purpose of hiring away such employee, consultant or other independent contractor; and

              (b)  soliciting customers of Purchaser.

         4.8 Virginia Mason. Seller agrees that it will use its reasonable efforts, in cooperation with Purchaser, to have the rights under the certain Subcontract Research Agreement between Seller and Virginia Mason Research Center, a copy of which is attached hereto as Exhibit "E" assigned to Purchaser. The foregoing shall not be construed so as to require Purchaser to make any payment or incur more than nominal expense to assign or transfer such rights, or to otherwise suffer any more than a nominal detriment.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants as follows:

         5.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, with full power and authority to own or lease its properties and to conduct its business in a manner and in the places where such properties are owned or leased or such business are presently conducted by it.

         5.2 Authority. Purchaser has full power and authority to enter into this Agreement and the documents and other agreements contemplated hereby and assume the rights and obligations of Purchaser, and to carry out the transaction contemplated hereby and thereby. All necessary action has been taken by Purchaser to authorize the execution, delivery, and performance of this Agreement and the documents and other agreements contemplated hereby to be executed by the Purchaser, and each of the same shall be the valid and binding obligation of the Purchaser.

         5.3 Absence of Litigation. There are no claims, actions, proceedings or investigations pending which seek to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

6.       CONDITIONS.

         6.1 Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser to consummate this Agreement are subject to the fulfillment (or the written waiver thereof by Purchaser), prior to or at the Closing, of each of the following conditions precedent:

              (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Seller contained in Section 3 shall be true and correct in all respects, and Seller shall, on or before the Closing Date, have performed all of its covenants and obligations hereunder which by the terms hereof are to be performed on or before the Closing Date.

              (b) Approval of Documents. All actions, proceedings, instruments and documents required to carry out this Agreement and documents and other agreements contemplated hereby or any undertaking incidental thereto, and all other related legal matters shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

              (c) Consents and Approvals. The consents or approvals of the lessors of any party to any contract or agreement to which Seller is a party or subject, as disclosed on Schedule 3.4, necessary for the consummation of the transactions contemplated hereby in the manner herein provided, shall have been obtained.

         6.2 Conditions Precedent to Obligations to Seller. The Seller's obligation to consummate this Agreement is subject to the fulfillment prior to or at the Closing of each of the following conditions precedent:

              (a) Consents. All other approvals and consents of any governmental authority and any other person which shall be necessary in order to carry out the transactions contemplated hereby shall have been obtained.

              (b) Representations; Warranties; Covenants. Each of the representations and warranties of Purchaser contained in Section 5 shall be true and correct as though made on and as of the Closing Date; Purchaser shall, on or before the Closing Date, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing Date.

              (c) Approval of Documents. All actions, proceedings, instruments and documents required to carry out this Agreement and the documents and other agreements contemplated hereby or any undertaking incidental thereto, and all other related legal matters shall be reasonably satisfactory in substance to Seller and its counsel.

              (d)  Resignation of Employees. Seller's employees listed on
Schedule 6.2(d) attached hereto shall have resigned effective as of September 20, 1996, and Seller shall have received duly executed copies of the Severance Agreements from such employees.


7.       CLOSING PROCEDURE.

         7.1 Items to be Delivered by Seller at Closing. At the Closing Seller shall deliver to Purchaser the following:

              (a) an executed instrument of transfer in the form of Exhibit B hereto transferring to Purchaser all of Seller's right, title, and interest in and to the Assets upon delivery to purchaser pursuant to Section 7.3 (the "General Assignment and Bill of Sale"); and

         7.2 Items to be Delivered by Purchaser at Closing. At the Closing Purchaser shall deliver to Seller the following:

              (a)  the Initial Cash Portion;

              (b)  the Note;

              (c)  the Security Agreement;

              (d)  the Financing Statement on Form UCC-1;

         7.3 Actions Upon Closing. Upon the Closing, Seller shall take all steps as may be required to put Purchaser in actual possession and control of the Assets, at Seller's facility in Bothell, Washington. Purchaser shall pay all moving costs, including costs of crating and loading of the Assets.

         7.4 Further Assurances. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments and documents and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such further actions as may be reasonably requested from time to time by the other party to carry out, evidence and confirm the intended purposes of this Agreement.

8.       TERMINATION OF AGREEMENT.

         8.1 Termination. At any time prior to the Closing, this Agreement may be terminated:

              (a)  by mutual consent of Seller and Purchaser;

              (b) by Purchaser if there has been a material misrepresentation, breach of warranty, or breach of covenant by Seller in its representations, warranties, and covenants set forth herein;

              (c) by Seller if there has been a material misrepresentation, breach of warranty, or breach of covenant by Purchaser in its representation, warranties, and covenants set forth herein;

              (d) by Purchaser if any one or more of the conditions stated in Sections 6.1 or 7.1 hereof has not been satisfied at or prior to the Closing;

              (e) by Seller if any one or more of the conditions stated in Sections 6.2 or 7.2 hereof have not been satisfied at or prior to the Closing; or

              (f) by either party if the Closing has not occurred by November 29, 1996, provided however, that such party is not in breach hereof.


9.       MISCELLANEOUS.

         9.1 Brokers, Commissions. Seller and Purchaser each represent that in connection with the sale and transfer contemplated by this Agreement, neither has retained the services of a broker. Seller and Purchaser shall each hold the other harmless, against any and all claims for brokerage commissions, finders fees, or the like, arising from their respective actions.

         9.2 Fees and Expenses. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement. Each party shall be solely responsible for its respective legal, accounting, and other out-of-pocket expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

         9.3 Governing Law. This Agreement shall be construed under and governed by the laws of the state of Washington.

         9.4 Assignment. The benefits and obligations of any party to this Agreement may not be assigned, except upon the written consent of the other party. This Agreement shall be binding upon, and shall be enforceable by and enure to the benefit of, the parties named herein and their respective successors and assigns.

         9.5 Confidentiality. Purchaser agrees that unless and until the Closing has been consummated, Purchaser will hold in strict confidence, and not use to the detriment of Seller, all data and information obtained in connection with this transaction or Agreement with respect to the business activities of Seller, and that Purchaser will not disclose any of said information to any other party whatsoever without written consent of Seller.

         9.6 Entire Agreement. This Agreement and the documents and other agreements referenced herein contain the entire Agreement between the parties with respect to the subject matter hereof; all representations, promises, and prior or contemporaneous understandings between the parties with respect to the subject matter hereof, are merged into and expressed in this Agreement and such documents and other agreements; and any and all prior agreements between the parties with respect to the subject matter hereof are hereby canceled.

         9.7 Amendment. This Agreement may be amended, modified, or supplemented only by an instrument in writing signed by the parties to this Agreement.

         9.8 Publicity and Disclosure. No press releases or any public disclosure, or disclosures to any employees of Seller or Purchaser, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of Seller. Seller shall provide any public announcement of the execution of this Agreement or the sale and purchase of the Assets as herein described to Purchaser for review prior to release.

         9.9 Notices. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given on the date received if delivered personally, telecopied, or mailed by commercial express mail service:

              TO SELLER:          EPOCH PHARMACEUTICALS, INC.
                                  1725 220th Street, S.E., No. 104
                                  Bothell, Washington  98021
                                  Attn:  Sanford S. Zweifach, President and CFO

              TO PURCHASER:       SAIGENE CORPORATION
                                  1725 220th Street, S.E., No. 104
                                  Bothell, Washington 98021
                                  Attn:  Allan G. Cochrane, President and COO

or to such other address or telecopier number which either party may notify the other party as provided above.

         9.10 Headings. The headings of the Sections of this Agreement are for the convenience of reference only, and do not form a part hereof, and in no way modify, interpret or construe the meanings of the parties.

         9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one Agreement.

         9.12 Waiver; Severability. The failure of any of the parties to this Agreement to require the performance of term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

         9.13 Sales, Transfer and Documentary Taxes, Etc. Purchaser shall pay all state and local taxes, documentary and other transfer taxes, if any, due as a result of the purchase, sale, or transfer of the Assets.

         9.14 Arbitration. Any controversy, claim or dispute among the parties hereto arising out of or related to this Agreement or the breach hereto, which cannot be settled amicably by the parties, shall be submitted for binding arbitration in accordance with the provisions contained herein and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("Rules") in King County,

Washington. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall determine all questions of fact and law relating to any controversy, claim or dispute hereunder, including but not limited to whether or not any such controversy, claim or dispute is subject to the arbitration provisions contained herein. The award shall include the award of attorneys' fees and expenses to the prevailing party.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by its duly authorized representative as of the date set forth above.

                                  "SELLER"

                                  EPOCH PHARMACEUTICALS, INC.


                                  By:___________________________________________
                                        Sanford S. Zweifach
                                  Its:  President and Chief Financial Officer


                                  "PURCHASER"

                                  SAIGENE CORPORATION


                                  By:___________________________________________
                                        Allan G. Cochrane
                                  Its:  President and Chief Operating Officer

                                    EXHIBIT A

                                  FORM OF NOTE

                                    EXHIBIT B

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT D

          FORM OF FACILITIES LEASE AND ADMINISTRATIVE SUPPORT CONTRACT


         This Facilities Lease and Administrative Support Contract (hereafter, "Facilities Lease") is made and entered into on this 1st day of October, 1996, by and between Epoch Pharmaceuticals, Inc., a Delaware corporation ("Epoch"), and Saigene, a Delaware corporation ("Saigene").


                                    RECITALS

         A. Saigene desires to utilize certain Epoch facilities located at 1725 220th Street, S.E., Bothell, Washington 98021.

         B. Epoch desires to provide the facilities to Saigene for a period of thirty (30) days following an IPO by Saigene or April 1, 1997, whichever comes first, to commence on October 1, 1996.

         C. Saigene desires Epoch to supply administrative support services to Saigene as a part of this agreement and as set out in Exhibit "C-1", for the duration of this agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the recitals stated above and the mutual covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which hereby is acknowledged, Epoch and Saigene hereby agree as follows:

         9.15 Grant of Right to Use Epoch Facilities. Epoch hereby grants to Saigene a non-exclusive right to enter and use a portion of Epoch's premises for the period of this agreement, commencing on October 1, 1996 (the "Facilities").

         9.16 Restrictions on Use. Saigene shall use the Facilities only for the purpose of molecular biology research. Saigene shall conduct its operations in the Facilities in accordance with all applicable laws and regulations, including, without limitation, any such laws and regulations governing the use and disposal of hazardous substances. Saigene shall also comply with all reasonable rules and regulations regarding the use of the Facilities that Epoch may from time to time impose. Saigene acknowledges that employees and agents of Epoch may, from time to time, inspect the Facilities being used for compliance with these restrictions or for any other reason. Saigene acknowledges that the right to use the Epoch Facilities granted hereunder is personal to it and it shall not invite, except in the ordinary conduct of its business, any other person into the Facilities without the prior written consent of Epoch. Saigene also acknowledges that Epoch may restrict access to certain portions of its premises.

         9.17 Condition and Maintenance of Facilities. Saigene accepts the use of the Facilities on an "as is" condition. Epoch expressly disclaims any warranty or representation with regard to the condition, safety, security or suitability of the Facilities for Saigene's intended use. Saigene shall maintain the portion of the Facilities used hereunder in a neat, clean, orderly and safe condition and shall be responsible for any damage done in or to these Facilities caused by Saigene. Upon termination of its use of the Facilities, Saigene shall peaceably surrender and quit the Facilities in good order, condition and repair, reasonable wear and tear accepted, and shall remove all of its personal property from the Facilities.

         9.18 Indemnification. Saigene shall indemnify, hold harmless, and defend Epoch and Epoch's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors from and against any loss, cost, liability or expense (including but not limited to any award, any settlement amount, court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from any use of the Facilities by Saigene.

         9.19 No Liability. Epoch shall not be responsible for any loss or theft of any of Saigene's personal property in the Facilities or any injury to Saigene or any of its employees or agents while in the Facility. Saigene waives all claims it may have for any such loss, damage or injury. EPOCH SHALL NOT BE LIABLE TO SAIGENE, ITS EMPLOYEES OR AFFILIATES, FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER DAMAGES ARISING OUT OF THIS FACILITIES LICENSE, SAIGENE'S UTILIZATION OF THE FACILITIES, WHETHER SUCH CLAIM ARISES IN TORT OR CONTRACT, EVEN IF EPOCH HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         9.20 Insurance. Prior to using the Facilities and at all times during the term hereof, Saigene, at its sole expense, shall maintain comprehensive liability insurance in an amount not less than One Million Dollars ($ 1,000,000) in such form and with a reputable insurance company reasonably acceptable to Epoch.

         9.21 Termination. Either party hereto shall have the right to terminate this Facilities License immediately upon the material breach of any of its terms by the other party, or, for any reason on 120 days notice to the other party.

         9.22 Assignment or Sublicense. Neither this Facilities License nor any of the rights granted hereby, in whole or in part, shall be assignable or transferable or sublicensed by Saigene without the prior written consent of Epoch, which may be withheld for any reason, and any attempted assignment, transfer or sublicense in violation hereof shall be void.

         9.23 Relationship. Nothing in this Facilities License or to be done pursuant to its terms and conditions is intended to, or shall, create a partnership, joint venture or principal-agent relationship, between the parties hereto. Neither party hereto shall have any right or authority to create any obligation, warranty, representation or responsibility, express or implied, on behalf of the other party, nor to bind the other party in any manner whatsoever, insofar as third parties are concerned. Unless otherwise provided in a separate agreement, Epoch shall have no interest in the result, of Saigene's activities in the Facilities.

         9.24 Costs of Enforcement. If it is necessary for either party to undertake legal action to enforce any of the provisions of this Facilities License, the non-prevailing party agrees to pay all costs of such action including, but not limited to, court costs and reasonable attorneys' fees.

         9.25 Confidentiality. Saigene acknowledges that during the course of its use of the Facilities, it may learn of certain information concerning inventions, trade secrets, proprietary know-how and other proprietary and confidential information of Epoch (the "Proprietary Information"). Saigene agrees to hold all such Proprietary Information in confidence, not disclose it to others and not use the Proprietary Information commercially, or for any other purpose, except with the explicit written consent of Epoch. Epoch acknowledges that it may learn of certain information.

         9.26 Entire Agreement. This Facilities License constitutes the entire agreement of the parties hereto and supersedes all prior written and all prior and contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof. This Facilities License is intended by the parties hereto to be the final expression of their agreement with respect to the matters contained herein.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the _______ day of September, 1996.


                                  EPOCH PHARMACEUTICALS, INC.


                                  By:___________________________________________
                                        Sanford S. Zweifach
                                  Its:  President and Chief Financial Officer


                                  SAIGENE CORPORATION


                                  By:___________________________________________
                                        Allan G. Cochrane
                                  Its:  President and Chief Operating Officer

                                   EXHIBIT D-1

               SAIGENE RENT AND ADMINISTRATIVE SUPPORT CALCULATION

RENT:

         Lab & Office Space                                    2,774 sq.ft.

ADMINISTRATIVE SUPPORT % OF FULL TIME EQUIVALENT:

         Kathy Maurice                                                  50%
         Cathy Elkey                                                    15%
         Rita Heathman                                                  13%
         Larry Larson                                                   15%




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                                    EXHIBIT B

                   FORM OF GENERAL ASSIGNMENT AND BILL OF SALE

         THIS GENERAL ASSIGNMENT AND BILL OF SALE made this 26th day of November, 1996, by EPOCH PHARMACEUTICALS, INC., a Delaware corporation (the "Seller"), in favor of Saigene, a Delaware corporation (the "Purchaser").

         THIS GENERAL ASSIGNMENT AND BILL OF SALE is made with reference to the following facts:

         A. Seller and Purchaser have entered into an Asset Purchase Agreement (the "Purchase Agreement") dated as of November 26, 1996, pursuant to which Seller has agreed to transfer to Purchaser this day, and Purchaser has agreed to acquire from Seller this date, certain of the assets and business of Seller specified therein.

         B. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Seller, Seller desires to execute and deliver this General Assignment and Bill of Sale for the purpose of affecting such transfer and sale pursuant to the terms and conditions of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the Seller and Purchaser agree as follows:

         1.   Transfer of Subject Assets.

              Seller does hereby assign, transfer, convey and deliver to Purchaser, its successors and assigns, all rights, interests, and titles of Seller in and to the Assets (as such term is defined in the Purchase Agreement).

              Seller represents and warrants to Purchaser that it is the lawful owner of the Assets transferred hereby, that the Assets are free and clear of all liens, restrictions, and other encumbrances


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
(except as may otherwise be disclosed in the Purchase Agreement), and that it has good rights to transfer the same.

         2.   No Rights and Third Parties.

              Nothing expressed or implied in this General Assignment and Bill of Sale is intended to confer upon any person, other than Seller and Purchaser and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Bill of Sale.

         3.   Successors and Assigns.

              This General Assignment and Bill of Sale is executed pursuant to the Purchase Agreement and shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors and assigns. All rights, liabilities and obligations of Seller and Purchaser under the Purchase Agreement shall survive the executive and delivery thereof in accordance with the terms of the Purchase Agreement, and are not integrated hereby.

         IN WITNESS WHEREOF, each of Seller and Purchaser has caused this General Assignment and Bill of Sale to be executed by its duly authorized representative on the date first above written.

                                  EPOCH PHARMACEUTICALS, INC.


                                  By:___________________________________________
                                        Sanford S. Zweifach
                                  Its:  President and Chief Financial Officer


                                  SAIGENE CORPORATION


                                  By:___________________________________________
                                        Allan G. Cochrane
                                  Its:  President and Chief Operating Officer



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
                                    EXHIBIT E

           FORM OF SUBCONTRACT RESEARCH AGREEMENT WITH VIRGINIA MASON



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
                         INDEX OF SCHEDULES AND EXHIBITS

Schedule 1.1(a)    -     Equipment
Schedule 1.1(b)    -     Information and Documentation
Schedule 1.1(c)    -     Government Grants
Schedule 1.1(d)    -     Contracts
Schedule 1.1(e)    -     Licenses
Schedule 1.2(a)    -     Allocation of Purchase Price
Schedule 3.3       -     Title to Assets
Schedule 3.4       -     Required Consents
Schedule 4.4       -     Seller's Expenses
Schedule 6.2       -     Severance Agreements

Exhibit A          -     Form of Secured Promissory Note
Exhibit B          -     Form of General Assignment and Bill of Sale
Exhibit C          -     Form of Security Agreement
Exhibit C-1        -     Collateral of Grantor as Referenced in Exhibit C
Exhibit D          -     Form of Facilities Lease and Administrative Support
                         Contract
Exhibit D-1        -     Saigene Rent and Administrative Support Calculation as
                         Reference in Exhibit D
Exhibit E          -     Form of Subcontract Research Agreement with Virginia
                         Mason